                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                    Percent of
                                                                      Voting
                                                                    Securities
                                         Jurisdiction of             Owned by
Subsidiary                               Incorporation              the Company
----------                               -------------              -----------
Fulton Funding Corporation               Delaware                      100%

Fulton Industries, Inc.                  Pennsylvania                  100%

Fulton International Foreign
Sales Corporation                        Barbados                      100%

Fulton International, Inc.               Delaware                      100%

Fulton Maquinaria S.L.                   Spain                         100%

Gradall Industries, Inc.                 Delaware                      100%

JLG Industries (Propriety) Limited       South Africa                  100%

JLG Deutschland GmbH                     Germany                       100%

JLG Equipment Services, Inc.             Pennsylvania                  100%

JLG Europe BV                            Netherlands                   100%

JLG Industries, GmbH                     Germany                       100%

JLG Industries (Italia) S.r.L.           Italy                         100%

JLG Manufacturing, LLC                   Pennsylvania                  100%

JLG Industries (Norge) AS                Norway                        100%

JLG Industries (United Kingdom) Ltd.     United Kingdom                100%

JLG Polaska                              Poland                        100%

JLG Properties Australia Pty Limited     Australia                     100%

JLG Sverige AB                           Sweden                        100%

The Gradall Company                      Ohio                          100%

The Gradall Orrville Company             Ohio                          100%

Skandivaniska Industrimaskiner AB        Sweden                        100%

Svensk Bygglift AB                       Sweden                        100%

The financial statements of the above listed subsidiaries are included in the Company's Consolidated Financial Statements incorporated herein by reference.



                                       1